                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          ABM Industries Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     [LOGO]

                        * 50 Fremont Street, 26th Floor
                        San Francisco, California 94105
                            ------------------------

               NOTICE OF THE 1998 ANNUAL MEETING OF STOCKHOLDERS

                            TUESDAY, MARCH 17, 1998
                                   10:00 A.M.
                            ------------------------

To Our Stockholders:

     The 1998 Annual Meeting of Stockholders of ABM Industries Incorporated will be held at The World Trade Club, Third Floor, Ferry Building, The Embarcadero, San Francisco, California 94111, on Tuesday, March 17, 1998 at 10:00 a.m. for the following purposes:

          (1) To elect three directors, each to serve for a term of three years; and

          (2) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record on the books of the Company at the close of business on January 30, 1998 will be entitled to vote at the Annual Meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          /s/ HARRY H. KAHN
                                          Harry H. Kahn, Esq.
                                          Vice President, General Counsel &
                                          Secretary

San Francisco, California
February 17, 1998

       WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

* On or about April 1, 1998, our Corporate Headquarters will relocate to 160 Pacific Avenue, Suite 222, San Francisco, CA 94111.

                                     [LOGO]
                         50 Fremont Street, 26th Floor
                        San Francisco, California 94105

                            ------------------------

                                PROXY STATEMENT

     The accompanying proxy is solicited on behalf of the Board of Directors of ABM Industries Incorporated, a Delaware corporation (the "Company"), for use at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 10:00 a.m. on March 17, 1998, and at any adjournments of the Annual Meeting, for the purposes set forth in the accompanying notice.

     Only stockholders of record on the books of the Company at the close of business on January 30, 1998 will be entitled to vote at the Annual Meeting. At the close of business on that date, there were outstanding 20,727,040 shares of Common Stock of the Company and 6,400 shares of Preferred Stock of the Company. Each share of Common Stock and each share of Preferred Stock is entitled to one vote upon each of the matters to be presented at the Annual Meeting.

     The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. With regard to the election of directors, votes may be cast "For" or "Withheld For" each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

     If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted as recommended by the Board of Directors. Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to or at the Annual Meeting. A proxy may be revoked by written request delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy or by attendance at the Annual Meeting and voting in person.

     The expense of soliciting proxies in the enclosed form will be paid by the Company. Following the original mailing of the proxies and soliciting materials, employees of the Company may solicit proxies by mail, telephone, telegraph and personal interviews. The Company will request brokers, custodians, nominees and other record holders to forward copies of the proxies and soliciting materials to persons for whom they hold shares of the Company's Common Stock or Preferred Stock and to request authority for the exercise of proxies; in such cases, the Company will reimburse such holders for their reasonable expenses.

     This Proxy Statement and the accompanying proxy were first sent to stockholders on or about February 17, 1998.

                        ITEM 1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes with each director serving a three-year term and one class being elected at each Annual Meeting. The total number of directors comprising the Board of Directors is currently set by the Company's by-laws at eleven. Of this number, three members of the Board of Directors have terms expiring at this year's Annual Meeting, three members have terms expiring at the 1999 Annual Meeting and four members have terms expiring at the Annual Meeting to be held in the year 2000. Directors elected at this year's Annual Meeting will hold office until the Annual Meeting to be held in the year 2001, or until their successors have been elected and qualified, whichever is later.

     In the absence of instructions to the contrary, shares represented by the accompanying proxy will be voted for the election of the three nominees recommended by the Board of Directors, who are named in the following table. The three nominees receiving the highest number of votes will be elected. If a stockholder withholds authority to vote for one or more of the nominees, such stockholder's shares will be counted for purposes of determining whether a quorum is present at the Annual Meeting but will have no effect on the outcome of the election.

     The Company has no reason to believe that the nominees for election will be unable or unwilling to serve if elected as directors. However, if any such nominee is unable or unwilling to be a candidate for the office of director at the date of the Annual Meeting, or any adjournment thereof, the proxy holders will vote for such substitute nominee as they shall in their discretion determine.

     The Nominating Committee will consider nominees recommended by stockholders. The Company's by-laws provide that stockholders intending to nominate candidates for election as directors must give the prescribed notice to the Secretary of the Company at least 60 days prior to the applicable meeting of stockholders. No such notice has been given with respect to this year's Annual Meeting.

     The following table indicates certain information concerning the nominees and the Company's other directors which is based on data furnished by them.

                    NOMINEES FOR ELECTION AS DIRECTORS FOR A
                     TERM ENDING AT THE 2001 ANNUAL MEETING

                                                    PRINCIPAL OCCUPATIONS AND         SERVED AS
                                                       BUSINESS EXPERIENCE            DIRECTOR
                NAME                   AGE           DURING PAST FIVE YEARS             SINCE
-------------------------------------  ----    -----------------------------------    ---------
Luke S. Helms........................   54     Vice Chairman of BankAmerica             1995
                                                 Corporation and Bank of America
                                                 NT&SA from May of 1993 to October
                                                 of 1996; Chairman & Chief
                                                 Executive Officer of Seattle
                                                 First National Bank (a
                                                 wholly-owned subsidiary of
                                                 BankAmerica Corporation) from
                                                 1991 to 1993
Henry L. Kotkins, Jr.................   49     President & Chief Executive Officer      1995
                                               of Skyway Luggage Company(1)
William E. Walsh.....................   66     Management Consultant and Author;        1993
                                                 Football Consultant to the San
                                                 Francisco 49ers since 1996; Head
                                                 Football Coach for Stanford
                                                 University from 1992 to 1993

                      DIRECTORS CONTINUING IN OFFICE FOR A
                     TERM ENDING AT THE 1999 ANNUAL MEETING

                                                    PRINCIPAL OCCUPATIONS AND         SERVED AS
                                                       BUSINESS EXPERIENCE            DIRECTOR
                NAME                   AGE           DURING PAST FIVE YEARS             SINCE
-------------------------------------  ----    -----------------------------------    ---------
Maryellen B. Cattani, Esq............   54     Attorney-at-law; Executive Vice          1993
                                                 President, General Counsel &
                                                 Secretary of APL Limited from
                                                 1991 to December of 1997(2)
John F. Egan.........................   62     Vice President of the Company, and       1988
                                                 President of the Janitorial
                                                 Services Division
Charles T. Horngren..................   71     Edmund W. Littlefield Professor of       1973
                                                 Accounting, Emeritus, Stanford
                                                 University Graduate School of
                                                 Business

                      DIRECTORS CONTINUING IN OFFICE FOR A
                     TERM ENDING AT THE 2000 ANNUAL MEETING

                                                    PRINCIPAL OCCUPATIONS AND         SERVED AS
                                                       BUSINESS EXPERIENCE            DIRECTOR
                NAME                   AGE           DURING PAST FIVE YEARS             SINCE
-------------------------------------  ----    -----------------------------------    ---------
Linda Chavez.........................   50     President of the Center for Equal        1997
                                                 Opportunity; nationally
                                                 syndicated columnist and
                                                 television commentator(3)
Martinn H. Mandles...................   57     Chairman of the Board of the             1991
                                               Company since December of 1997;
                                                 Chief Administrative Officer
                                                 since November of 1991; Executive
                                                 Vice President from November of
                                                 1991 to December of 1997
Theodore Rosenberg...................   89     Chairman of the Company's Executive      1962
                                                 Committee(4)
William W. Steele....................   61     Chief Executive Officer of the           1988
                                               Company since November of 1994;
                                                 President since November of 1991

---------------

(1) Henry L. Kotkins, Jr. is a member of the Board of Directors of Skyway Luggage Company.

(2) Maryellen B. Cattani is a member of the Board of Directors of Golden West Financial Corporation and World Savings & Loan Association.

(3) Linda Chavez is a member of the Board of Directors of Greyhound Lines, Inc.

(4) Theodore Rosenberg is deemed to be a "control person" of the Company within the meaning of the General Rules and Regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Effective as of December 31, 1989, Theodore Rosenberg retired as an officer and employee of the Company. Theodore Rosenberg has retained his positions as a director of the Company and as Chairman of the Executive Committee of the Company's Board of Directors. Theodore Rosenberg also serves as a consultant to the Company.

             FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     The standing committees of the Company's Board of Directors are the Executive Committee, Audit Committee, Nominating Committee and Executive Officer Compensation & Stock Option Committee. The members and functions of these committees are as follows:

     Audit Committee. The Audit Committee meets periodically with management and the independent public accountants for the Company to make inquiries regarding the manner in which their respective responsibilities are being discharged and reports thereon to the full Board of Directors. The Audit Committee also recommends the annual appointment of the independent public accountants with whom the Audit Committee reviews the scope of the audit and non-audit assignments and related fees, the accounting principles applied by the Company in financial reporting, internal financial auditing procedures and the adequacy of internal controls. The current members of the Audit Committee are Charles T. Horngren, Chairman; Maryellen B. Cattani; and Luke S. Helms.

     Executive Committee. Except for the declaration of dividends and certain other powers which may be exercised only by the full Board under Delaware law, the Executive Committee has the authority to exercise all powers of the Board with regard to the business of the Company. The current members of the Executive Committee are Theodore Rosenberg, Chairman; Martinn H. Mandles; and William W. Steele.

     Executive Officer Compensation and Stock Option Committee. The Executive Officer Compensation & Stock Option Committee reviews and recommends to the Board of Directors executive officer compensation and other terms and conditions of employment for the executive officers of the Company, administers the Company's stock option plans and authorizes grants thereunder and administers the Company's stock purchase plan. The current members of the Executive Officer Compensation & Stock Option Committee are Maryellen B. Cattani, Chairman; Henry
L. Kotkins, Jr.; and William E. Walsh.

     Nominating Committee. The Nominating Committee is responsible for making recommendations regarding the size of the Board of Directors, recommending criteria for selection of candidates to serve on the Board of Directors, evaluating all proposed candidates and recommending to the Board of Directors a slate of nominees for election to the Board of Directors at the Annual Meeting of Stockholders. The current members of the Nominating Committee are Luke Helms, Chairman; Linda Chavez; and Henry L. Kotkins, Jr.

MEETINGS AND ATTENDANCE

     During the fiscal year ended October 31, 1997, the Board of Directors met eight times, the Executive Committee met 24 times, the Audit Committee met five times, and the Executive Officer Compensation & Stock Option Committee met three times. During this period, no director attended fewer than 84% of the total number of meetings of the Board and Committees of which he or she was a member.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company ("Outside Directors") are paid retainer fees of $18,000 per year and $1,500 for each Board or Committee meeting attended. Outside Directors who serve as chairpersons of the standing committees receive an additional retainer fee of $1,500 per year. Pursuant to the terms of the Company's 1987 Stock Option Plan, each outside director also receives an annual grant of stock options in the amount of 5,000 shares of Common Stock on the first day of each fiscal year.

     Since June, 1992, the Company has entered into Director Retirement Benefit Agreements with all Outside Directors. These agreements provide that, upon the retirement of such Outside Directors, the Company will pay them the monthly retainer they were receiving at the time of their retirement (subject to a 10% reduction for every year of service as an Outside Director less than ten) for a maximum period of ten years. Upon or after attaining the age of 72 years, the retired Outside Director may elect to receive such payment monthly, or in a lump sum discounted to present value at the time of such election. Outside Directors under the age of 72 years who retire with fewer than five years of service as Outside Directors, however, are not entitled to any benefits under these agreements. The Company has also entered into Director Indemnification Agreements with each of its Directors. These agreements, among other things, require the Company to indemnify its Directors against certain liabilities that may arise by reason of their status or service as directors, to the fullest extent provided by Delaware law.

     Theodore Rosenberg, a director of the Company, is a former officer and employee of the Company. He is the brother of Sydney J. Rosenberg, who served as the Company's Chairman of the Board until his retirement in December of 1997. Upon Theodore Rosenberg's retirement as an officer and employee of the Company in December of 1989, the Company began and has continued making payments of $8,333.33 per month for ten years pursuant to Theodore Rosenberg's previous employment contracts with the Company. In addition, Theodore Rosenberg provides consulting services to the Company on a month-to-month basis, for which services he receives a fee of $6,250 per month. See also "Certain Relationships and Related Transactions" herein for a description of an office lease between the Company and certain other family members of Sydney J. Rosenberg and Theodore Rosenberg. Neither Sydney J. Rosenberg nor Theodore Rosenberg directly or indirectly receives any proceeds from this lease.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The compensation of the Chief Executive Officer and the four most highly compensated executive officers of the Company for services in all capacities rendered to the Company and its subsidiaries during the fiscal years ended October 31, 1997, 1996 and 1995 are set forth below. Columns regarding "Other Annual Compensation," "Restricted Stock Awards," "Long-Term Incentive Plan [LTIP] Payouts" and "All Other Compensation" are excluded because no reportable payments were made to such executive officers for the relevant years.

                                                                                         LONG TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                                                        ------------
                                                              ANNUAL COMPENSATION(1)     SECURITIES
                                                   FISCAL     ----------------------     UNDERLYING
           NAME AND PRINCIPAL POSITION              YEAR      SALARY($)    BONUS($)      OPTIONS(#)
-------------------------------------------------  ------     --------     --------     ------------
William W. Steele................................   1997      $552,000     $462,598        100,000
  President & Chief Executive Officer               1996       480,302      327,794         50,000
                                                    1995       460,500      230,250         10,000
Martinn H. Mandles...............................   1997       275,000      231,299         80,000
  Chairman of the Board since December of 1997;     1996       235,302      164,563         40,000
  Chief Administrative Officer since November of    1995
     1991;                                                     216,601      112,800         12,000
  Executive Vice President from November of 1991
  until December of 1997
John F. Egan.....................................   1997       350,000      126,537         60,000
  Vice President of the Company, and President      1996       327,928      108,200         30,000
  of the Janitorial Services Division               1995       314,408       90,616              0
Jess E. Benton, III..............................   1997       276,627      150,477         60,000
  Senior Vice President                             1996       264,715      129,497         30,000
                                                    1995       253,801      109,610              0
Sydney J. Rosenberg..............................   1997       283,928      141,864              0
  Chairman of the Board until December of 1997      1996       271,702      135,851         40,000
                                                    1995       260,500      130,250              0

---------------

(1) Includes amounts deferred under the Company's Deferred Compensation Plan.

OPTIONS GRANTED TO EXECUTIVE OFFICERS

     The Officer Compensation & Stock Option Committee of the Board of Directors currently has authority to grant stock options under either the Executive Stock Option Plan (the "1984 Plan"), the 1987 Stock

Option Plan (the "1987 Plan"), or the Long-Term Senior Executive Stock Option Plan (the "1996 Plan"). The following table sets forth certain information regarding stock options granted to, and exercised and owned by, the executive officers named in the foregoing Summary Compensation Table.

                                   STOCK OPTION GRANTS IN LAST FISCAL YEAR
                                              INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                             ----------------------------------------------------       VALUE AT ASSUMED
                                              PERCENT OF                                     ANNUAL
                               NUMBER OF        TOTAL                                    RATES OF STOCK
                              SECURITIES       OPTIONS      EXERCISE                    APPRECIATION FOR
                              UNDERLYING      GRANTED TO    OR BASE                      OPTION TERM(2)
                                OPTIONS      EMPLOYEES IN    PRICE     EXPIRATION   -------------------------
     NAME AND POSITION       GRANTED(#)(1)   FISCAL YEAR     ($/SH)       DATE        5%($)          10%($)
---------------------------  -------------   ------------   --------   ----------   ----------     ----------
William W. Steele..........     100,000           8.8%       $20.00       (4)       $1,258,000(5)  $3,187,000(5)
  President & Chief
  Executive Officer
Martinn H. Mandles.........      80,000          7.05%       $20.00       (4)       $1,006,400(5)  $2,549,600(5)
  Chairman of the Board
  since December of 1997;
  Chief Administrative
  Officer since November of
  1991; Executive Vice
  President from November
  of 1991 until December of
  1997
John F. Egan...............      60,000          5.29%       $20.00       (4)       $  754,800(5)  $1,912,200(5)
  Vice President of the
  Company and President of
  the Janitorial Services
  Division
Jess E. Benton, III........      60,000          5.29%       $20.00       (4)       $  754,800(5)  $1,912,200(5)
  Senior Vice President
Sydney J. Rosenberg........           0           n/a           n/a       n/a              n/a            n/a
  Chairman of the Board
  until December of 1997

---------------

(1) All such stock options were granted under the 1996 Plan on December 17, 1996. These stock options will vest according to a schedule tied to the price of the Company's Common Stock. Stock options have been assigned four incremental vesting price goals. One-fourth of the total number of options granted become exercisable immediately if, on or before the close of business on the fourth anniversary of the grant date, the Fair Market Value of the Company's Common Stock shall have been equal to or greater than the assigned vesting price for that increment for ten (10) trading days in any period of thirty (30) consecutive trading days. Any stock option that has not vested on or before the close of business on the fourth (4th) anniversary of its grant date shall vest at the close of business on the business day immediately preceding the eighth anniversary of its date of grant, if such options have not previously terminated.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% annual rates of stock appreciation prescribed by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Company's stock price. No gain to the optionees is possible without an increase in the price of the Company's stock, which will benefit all stockholders.

(4) The right to exercise such stock options expires immediately upon termination of employment, but if termination is due to death or disability, the right to exercise expires within 90 days of such termination. However, the stock options may be immediately exercised in the event of dissolution or liquidation of the Company or a merger or combination in which the Company is not the surviving corporation.

(5) For purposes of calculating the potential realizable value, it has been assumed that the stock options have a term of ten years.

             AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END STOCK OPTION VALUES

                                                             COMMON SHARES UNDERLYING         VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS(1) ON       IN-THE-MONEY OPTIONS(2)
                                    SHARES                       OCTOBER 31, 1997              ON OCTOBER 31, 1997
                                  ACQUIRED ON     VALUE     ---------------------------   -----------------------------
       NAME AND POSITION          EXERCISE(#)  REALIZED($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
--------------------------------  -----------  -----------  -----------   -------------   -----------     -------------
William W. Steele...............       0           $ 0        165,000(3)     185,000(4)   $ 3,207,145(3)   $ 1,919,375(4)
  President & Chief Executive
  Officer
Martinn H. Mandles..............       0             0         82,000(5)     164,000(6)     1,570,080(5)     1,846,480(6)
  Chairman of the Board since
  December of 1997; Chief
  Administrative Officer since
  November of 1991; Executive
  Vice President from November
  of 1991 until December of 1997
John F. Egan....................       0             0        129,000(7)     123,000(8)     2,618,665(7)     1,412,335(8)
  Vice President of the Company,
  and President of the
  Janitorial Services Division
Jess E. Benton, III.............       0             0         60,000(9)     136,000(10)    1,097,690(9)     1,703,340(10)
  Senior Vice President
Sydney J. Rosenberg.............       0             0         38,000(11)     52,000(12)      571,900(11)      554,000(12)
  Chairman of the Board until
  December of 1997

---------------

 (1) Includes stock options granted under the 1984 Plan, 50% of which vest upon the optionee's 61st birthday and 50% of which vest upon the optionee's 64th birthday; stock options granted under the 1987 Plan, which vest at a rate of 20% per year commencing one year after the date of grant; and stock options granted under the 1996 Plan, which vest according to a schedule tied to the price of the Company's Common Stock.

 (2) Based on a price per share of $27.13 which was the price of a share of Common Stock on the New York Stock Exchange at the close of business on October 31, 1997.

 (3) Includes 20,000 stock options granted in 1983 at an exercise price of $5.72 per share, 60,000 stock options granted in 1988 at an exercise price of $5.06 per share, 40,000 stock options granted in 1991 at an exercise price of $8.49 per share, 30,000 stock options granted in 1994 at an exercise price of $8.91 per share, 5,000 stock options granted in 1995 at an exercise price of $11.25 per share and 10,000 stock options granted in 1996 at an exercise price of $18.75 per share.

 (4) Includes 20,000 stock options granted in 1983 at an exercise price of $5.72 per share, 20,000 stock options granted in 1994 at an exercise price of $8.91 per share, 5,000 stock options granted in 1995 at an exercise price of $11.25 per share, 40,000 stock options granted in 1996 at an exercise price of $18.75 per share and 100,000 stock options granted in 1996 at an exercise price of $20.00 per share.

 (5) Includes 40,000 stock options granted in 1988 at an exercise price of $5.20 per share, 16,000 stock options granted in 1991 at an exercise price of $8.49 per share, 18,000 stock options granted in 1994 at an exercise price of $8.91 per share and 8,000 stock options granted in 1996 at an exercise price of $18.75 per share.

 (6) Includes 28,000 stock options granted in 1983 at an exercise price of $5.72 per share, 12,000 stock options granted in 1994 at an exercise price of $8.91 per share, 12,000 stock options granted in 1995 at an exercise price of $11.25 per share, 32,000 stock options granted in 1996 at an exercise price of $18.75 per share and 80,000 stock options granted in 1996 at an exercise price of $20.00 per share.

 (7) Includes 23,000 stock options granted in 1983 at an exercise price of $5.72 per share, 60,000 stock options granted in 1988 at an exercise price of $4.78 per share, 16,000 stock options granted in 1991 at an exercise price of $8.49 per share, 24,000 stock options granted in 1994 at an exercise price of $8.91 per share and 6,000 stock options granted in 1996 at an exercise price of $18.75 per share.

 (8) Includes 23,000 stock options granted in 1983 at an exercise price of $5.72 per share, and 16,000 stock options granted in 1994 at an exercise price of $8.91 per share, 24.000 stock options granted in 1996 at an exercise price of $18.75 per share and 60,000 stock options grated in 1996 at an exercise price of $20.00 per share.

 (9) Includes 20,000 stock options granted in 1988 at an exercise price of $6.06 per share, 16,000 stock options granted in 1991 at an exercise price of $8.49 per share, 18,000 stock options granted in 1994 at an exercise price of $8.91 per share and 6,000 stock options granted in 1996 at an exercise price of $18.75 per share.

(10) Includes 40,000 stock options granted in 1983 at an exercise price of $5.72 per share, 12,000 stock options granted in 1994 at an exercise price of $8.91 per share, 24,000 stock options granted in 1996 at an exercise price of $18.75 per share and 60,000 stock options granted in 1996 at an exercise price of $20.00 per share.

(11) Includes 30,000 stock options granted in 1994 at an exercise price of $9.80 per share, and 8,000 stock options granted in 1996 at an exercise price of $20.63 per share.

(12) Includes 20,000 stock options granted in 1994 at an exercise price of $9.80 per share and 32,000 stock options granted in 1996 at an exercise price of $20.63 per share.

SERVICE AWARD BENEFIT PLAN

     The Company's Service Award Benefit Plan became effective on November 1, 1989. This plan is an unfunded "severance pay plan" as defined in the Employee Retirement Income Security Act of 1974, as amended. All qualified employees, as defined in said Service Award Benefit Plan, earning more than the Internal Revenue Service determination of a highly compensated individual as determined each calendar year (currently over $80,000), are eligible for benefits under the plan. The Company has a separate Profit Sharing and Employee Savings Plan for all qualified employees, as defined in said Profit Sharing and Employee Savings Plan, who earn less than such amount. The Service Award Benefit Plan provides that, upon termination, eligible employees will receive seven days pay for each full fiscal year of employment subsequent to November 1, 1989. The Company, at its discretion, may also award additional days each year. The amount of the payment is based on the average annual compensation, up to a maximum of $175,000, received by the employee in the current calendar year and the two calendar years preceding termination. The amount of the payment under the plan, together with any other severance pay paid to the employee, cannot exceed two times the compensation received by the employee in the 12 month period preceding the termination of employment. If employment terminates before the employee has been employed for five years, except in the case of death, disability or normal retirement of the employee, or if the employee is terminated for cause (such as theft or embezzlement), such employee forfeits any benefits payable under the plan. Following termination, eligible employees will receive their payments under the plan in two equal installments. Executives, managers and salespersons of the Company will receive their first payment in the eleventh month following termination and the second payment no later than the last day of the twenty-third month following termination. Other eligible employees will receive their first payment as soon as administratively possible following termination and their second payment in the thirteenth month following termination. The payment schedule may be waived for employees who terminate employment after reaching age 62, or if termination results from death or total disability.

EMPLOYMENT AGREEMENTS

     The Company had in effect written employment agreements with all of its executive officers, including the executive officers named in the foregoing compensation tables for the fiscal year ended October 31, 1997. Written employment agreements provide for annual salaries (in the following amounts for fiscal 1998: $577,944 for William W. Steele; $366,450 for John F. Egan; $287,925 for Martinn H. Mandles and $324,207 for Jess E. Benton, III), annual bonuses based on pretax profits, plus other customary benefits including, but not limited to, participation in the Company's group health, disability and life insurance programs. The Company also provides all of its executive officers with certain other perquisites, such as Company-provided automobiles or car allowances, an executive group health plan, club memberships and dues, and/or incidental personal benefits. Sydney J. Rosenberg's employment agreement would have expired on October 31, 1997, but was extended until December, 1997, at which time he retired as a director, officer and employee of the Company.

     The written employment agreements include several significant restrictions on increases in annual salary and on payment of annual bonuses that are set forth in the Executive Officer Compensation & Stock Option Committee Report on Executive Officer Compensation that follows.

     These written employment agreements also provide that upon an executive officer's retirement from full time employment with the Company at or after reaching age 65 or in certain other specified events, the Company will pay them or their respective estates consulting fees in the amounts of: $693,333, plus $76,666 times the number of years of Mr. Steele's employment with the Company after November 1, 1996, for William W. Steele; $471,428, plus $42,857 times the number of years of Mr. Egan's employment with the Company after November 1, 1994, for John F. Egan; and $150,000 each for Martinn H. Mandles and Jess E. Benton, III. Unless earlier terminated, or later extended pursuant to their term, these employment agreements continue until October 31, 2000 for William W. Steele; October 31, 1998 for John F. Egan; and October 31, 1998 for Martinn H. Mandles and Jess E. Benton, III. Upon Sydney J. Rosenberg's retirement as a director, officer and employee of the Company in December of 1997, the Company began and is continuing to make payments of $8,333.33 per month for ten years pursuant to his previous employment contracts with the Company.

MANAGEMENT INDEBTEDNESS

     During fiscal 1984, John F. Egan relocated his personal residence from Illinois to California in connection with his employment by the Company. As a condition of his relocation, the Company loaned Mr. Egan $575,000 for the purchase of a personal residence in California. This loan is secured by a deed of trust on the residence. The loan, which initially contained a shared appreciation provision, accrued interest at the rate of 3% per annum from August of 1987 until July of 1989, and 4% per annum from August of 1989 to December 31, 1991. Effective January 1, 1992, the loan was amended to terminate the shared appreciation provisions and to provide for an interest rate of 6% per annum. The loan will mature in 1999, unless accelerated by the occurrence of certain specified events such as the termination of Mr. Egan's employment with the Company. As of December 31, 1997, the outstanding principal balance of this loan was $505,774.14.

EXECUTIVE OFFICER COMPENSATION & STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Maryellen B. Cattani, Henry L. Kotkins, Jr. and William E. Walsh currently serve as members of the Executive Officer Compensation & Stock Option Committee of the Board of Directors. They have no relationships with the Company other than as directors and stockholders. During fiscal 1997, no executive officer of the Company served as a director, or as a member of the compensation committee, of any other for-profit entity other than subsidiaries of the Company.

EXECUTIVE OFFICER COMPENSATION & STOCK OPTION COMMITTEE REPORT ON COMPENSATION

February 1, 1998

To the Board of Directors:

     INTRODUCTION. Based upon its evaluation of the performance of both the Company and its executive officers, and subject to existing employment contracts, the Executive Officer Compensation & Stock Option Committee reviews and recommends to the Board of Directors the compensation and other terms and conditions of employment for all eleven executive officers of the Company, who are: the President & Chief Executive Officer; the Chairman of the Board & Chief Administrative Officer; two Senior Vice Presidents; five Vice Presidents (including the Chief Financial Officer); the Controller (Chief Accounting Officer); and the Treasurer.

     COMPENSATION PROGRAM. Because the Company is primarily a service business, the leadership of its executive officers is crucial to the Company's growth and prosperity. It is the Committee's goal that the policies underlying the Company's executive compensation programs support the Company's ultimate goal of enhancing stockholder value by providing value to customers at a profit to the Company. Each executive officer is compensated through a combination of annual salary and bonus, plus stock option grants from time-to-time. Subject to the terms and conditions of the written employment contracts described below, the Committee reviews the overall compensation of the executive officers primarily by evaluating their past performance, expectations as to their future performance, the Company's profitability and other factors such as length of service to the Company.

     To assist in its review, the Committee retains, from time-to-time, the services of an independent executive compensation consulting firm to evaluate the Company's cash compensation of its executive officers. The consultant helped to design the current compensation program and confirmed that this program was competitive with companies of similar size and performance. Based upon the results of the evaluation undertaken by its consulting firm, the Committee believes that the Company's cash compensation program for its executive officers in general, and the individual cash compensation of the Company's executive officers in particular, are fair and reasonable. Through the consistent and fair application of its executive compensation program, the Company believes it will be able to recruit and retain executives who are best able to contribute to the overall success of the Company, including the Company's ultimate goal of enhancing stockholder value.

     ANNUAL SALARIES AND BONUSES. The Company has entered into written employment agreements with all eleven of its executive officers which set forth the compensation and other terms and conditions of their employment with the Company. Sydney J. Rosenberg retired as a director, officer and employee in December of 1997 and his employment agreement terminated at that time.

     Under these written employment agreements, each executive officer receives cash compensation in the form of an annual salary, plus an annual bonus that is related directly to the profit before taxes of the Company on a consolidated basis or the division(s) of the Company for which that executive officer is responsible, and is limited to a specified percentage of each officer's annual salary. If the annual bonus exceeds the specified limit, the executive is eligible for an additional bonus at the discretion of the Executive Officer Compensation & Stock Option Committee.

     For the Company's executive officers to be entitled to receive an increase in annual salary under their written employment agreements, the Company's earnings per share for fiscal years beginning with 1995 must equal or exceed the Company's earnings per share for the previous fiscal year, in which case the annual salaries are increased by an amount equal to the percentage change in the American Compensation Association Index for the Western Region, up to a maximum of 6% per year.

     The annual bonus of each executive officer is either a percentage of profit for the current fiscal year, or it is a percentage of both the profit for the current fiscal year and any increase in profit over the previous fiscal year. All such bonuses are calculated and earned only after completion of the Company's annual audit. However, for any of the Company's executive officers to receive an annual bonus under the written employment agreements, the Company's annual earnings per share for any fiscal year after 1995 must exceed 80% of the Company's earnings per share for the previous fiscal year. The Committee views the annual bonus as an important part of the overall compensation of each executive officer because it provides each of them with a material stake in the financial performance of the Company and/or the division(s) of the Company for which they are responsible. The members of the Executive Officer Compensation & Stock Option Committee expect that such bonuses will represent a significant portion of an executive officer's annual salary if the Company and/or the applicable division(s) achieve their projected income. Accordingly, a portion of the compensation of each executive officer is related directly to the Company's profitability and, therefore, to the Company's ultimate goal of enhancing stockholder value.

     Prior to the expiration of a written employment agreement between the Company and an executive officer, the Committee will evaluate the compensation of that officer in accordance with the executive compensation program described above, focusing on motivating that officer to attain corporate and individual performance objectives.

     OTHER COMPENSATION. The Company's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, including, but not limited to, the Company's group health, disability and life insurance programs. In accordance with the terms and conditions of the written employment agreements, the Company also provides its executive officers with certain perquisites, such as Company-provided automobiles or car allowances, an executive group health plan, club memberships and dues, and/or incidental personal benefits.

     BASIS FOR CEO COMPENSATION. The Chief Executive Officer's cash compensation for fiscal 1997 was determined by such officer's employment contract. The annual bonus of the Chief Executive Officer is calculated as a percentage of both the profit for the current fiscal year and any increase in profit over the previous fiscal year. The Chief Executive Officer's compensation is evaluated in accordance with the factors and criteria used to evaluate all executive officers and is subject to the same limitations described above.

     IRS SECTION 162(m). Section 162(m) of the Internal Revenue Code of 1986 generally limits a corporation's annual federal tax deduction for compensation (including stock-based compensation such as options) paid to certain top executive officers. The Company generally may deduct such compensation only to the extent that the amount paid to any such officer does not exceed $1,000,000 during any fiscal year or is "performance-based" as defined in Section 162(m). The Company does not expect the deductibility limit of Section 162(m) to have a material effect on the Company because cash compensation paid to each of the Company's executive officers currently is less than $1,000,000 per year except with respect to the Company's Chief Executive Officer, whose fiscal 1997 cash compensation exceeded $1,000,000 by only a small amount. However, for the purpose of Section 162(m), the Company's Chief Executive Officer's fiscal 1997 cash compensation is below $1,000,000 because he deferred receipt of a percentage of such compensation pursuant to the Company's non-qualified deferred compensation plan. In addition, the Company believes that non-qualified stock options granted under the Company's stock option plans are exempt from the deductibility limitation because such options have been qualified as "performance-based" compensation under Section 162(m). Incentive stock options granted under the Company's stock option plans generally do not entitle the Company to a tax deduction without regard to Section 162(m).

                                          Executive Officer Compensation &
                                          Stock Option Committee

                                          Maryellen B. Cattani, Chairman
                                          Henry L. Kotkins, Jr., Member
                                          William E. Walsh, Member

EXECUTIVE OFFICER COMPENSATION & STOCK OPTION COMMITTEE REPORT ON STOCK OPTIONS

February 1, 1998

To the Board of Directors:

     The Executive Officer Compensation & Stock Option Committee administers the Company's stock option plans and authorizes grants thereunder. The Company's stock option plans provide executive officers and other employees with an opportunity to purchase a proprietary interest in the Company and thus encourage them to become and remain employed by the Company. The Committee views the granting of stock options and the ownership of stock as important mechanisms for relating overall compensation of executive officers and other employees directly to the Company's ultimate goal of enhancing stockholder value. During 1997, the Committee approved stock options for 5 newly-hired or promoted officers to purchase a total of 32,500 shares under the 1987 Plan, and approved stock options for 23 senior executives and other officers of the Company to purchase 1,080,000 shares under the 1996 Plan. There were no stock options granted under the 1984 Plan in fiscal 1997.

     In determining the number of stock options to be granted to the executive officers, the Committee considers each officer's performance, the Company's overall profitability, the aggregate number of such stock options that had been granted in recent years, and other factors such as length of service to the Company.

                                          Executive Officer Compensation &
                                          Stock Option Committee

                                          Maryellen B. Cattani, Chairman
                                          Henry L. Kotkins, Jr., Member
                                          William E. Walsh, Member

PERFORMANCE GRAPH

     Set forth below is a graph comparing the five-year cumulative total stockholder return on the Company's Common Stock with the five-year cumulative total return of: (a) the Standard & Poor's 500 and (b) a peer group of companies that, like the Company, (i) are currently listed on the New York Stock Exchange,
(ii) have been publicly-traded for at least five years and (iii) have a market capitalization of $625 million to $650 million (based on the most recent publicly-available number of shares outstanding on December 31, 1997 and the closing price of such shares on that date). The peer group consists of the following companies, in addition to the Company: ACM Government Income Fund, American Health Properties, Colonial Properties Trust, D. R. Horton, Inc. Foremost Corporation of America, Graco Inc., Hudson Foods Inc., Hughes Supply Inc. Nonics Inc., Irvine Apartment Communities, KCS Energy Inc. Kellwood Co., Kuhlman Corp., Mastec Inc., Orange & Rockland Utilities, Plantronics Inc., Spelling Entertainment Group Inc., True North Communications, United Illuminating Co.

     Although the criteria for selecting companies to be included in the peer group are the same as the criteria used in last year's proxy statement (except that the range of market capitalization has been revised upward to take into account the Company's increased capitalization), the following companies from last year's peer group have been deleted from this year's peer group because they failed to meet the market capitalization requirement set forth above and/or they are not currently listed on the New York Stock Exchange: American Heritage Life Investment Corporation, Blackrock North American Government Income Trust, Inc., BP Prudhoe Bay Royalty Trust, The Brazil Fund, Inc., Chemed Corporation, Diagnostic Products Corporation, Eastern Utilities Association, Griffon Corporation, Laboratory Corporation of America Holdings, MFS Municipal Income Trust, Nuveen California Select Quality Municipal Fund, Inc., Nuveen New York Select Quality Municipal Fund, Inc., Nuveen New York Quality Income Municipal Fund, Inc., Public Service Company of North Carolina, Quanex Corporation, Savannah Foods & Industries Inc., Southern Union Company, Southwestern Energy Company, The Taiwan Fund, Inc. and Tesoro Petroleum Corporation.

     The Company does not believe it can reasonably identify a peer group of companies on an industry or line of business basis for the purpose of developing a comparative performance index. The building services industry is highly fragmented, primarily consisting of privately-owned businesses that provide a limited range of services on a local or regional basis. While the Company is aware that some other publicly-traded companies market services in one or more of the Company's eight lines of business, none of these other companies provide most or all of the services offered by the Company, and many offer other services or products as well. Moreover, some of these other companies that engage in one or more of the Company's eight lines of business do so through divisions or subsidiaries that are not publicly-traded and/or reported. For all of these reasons, no such comparison would, in the opinion of the Company, provide a meaningful index of comparative performance.

     The comparisons in the graph shown are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.

               FIVE-YEAR CUMULATIVE TOTAL RETURN TO STOCKHOLDERS*

                                                    S&P 500         PEER
FISCAL YEARS ENDED OCTOBER 31ST        ABM           INDEX         GROUP
1992                                   100          100             100
1993                                    94          115             134
1994                                   124          119             128
1995                                   160          151             161
1996                                   218          187             177
1997                                   342          247             225

* Assumes: (a) $100.00 invested on November 1, 1992, and (b) immediate reinvestment of all interim dividends.

                             PRINCIPAL STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as to the persons or entities known to the Company to be beneficial owners of more than 5% of the Company's Common Stock as of February 4, 1998:

                          NAME AND ADDRESS OF                    NUMBER OF
                           BENEFICIAL OWNER                       SHARES         PERCENT
        -------------------------------------------------------  ---------       -------
        The Theodore Rosenberg Trust(1)........................  2,407,770(2)     11.6%
          295-89th Street, Suite 200
          Daly City, California 94015
        The Sydney J. Rosenberg Trust(l).......................  2,375,696(3)     11.5%
          9831 West Pico Boulevard
          Los Angeles, California 90035
        Palisade Capital Management L.L.C......................  1,758,300         8.5%
          One Bridge Plaza, #695
          Fort Lee, New Jersey 07024
        GeoCapital Corporation.................................  1,744,000(4)      8.4%
          767 Fifth Avenue
          New York, New York 10153

---------------

(1) The Sydney J. Rosenberg Trust and The Theodore Rosenberg Trust may each be deemed to be a member of a group within the meaning of Section 13 (d) (5) of the Securities Exchange Act of 1934, as amended, and therefore, each may be deemed to own an aggregate of 4,783,466 shares of Common Stock or approximately 23.1% of the outstanding Common Stock. Subject to the foregoing, The Sydney J. Rosenberg Trust and The Theodore Rosenberg Trust disclaim beneficial ownership of shares held by the other.

(2) Includes 2,368,778 shares of Common Stock held in the name of The Theodore Rosenberg Trust, an inter vivos trust of which Theodore Rosenberg is sole Trustee and beneficiary. Theodore Rosenberg may be deemed the beneficial owner of all such shares. Also includes 30,792 shares of Common Stock held by a family charitable foundation, of which Theodore Rosenberg is a director. Theodore Rosenberg and The Theodore Rosenberg Trust disclaim beneficial ownership of the shares held by the family charitable foundation. Also includes 8,200 shares subject to outstanding stock options held by Theodore Rosenberg that were exercisable on or within 60 days after February 4, 1998.

(3) Includes 2,231,264 shares of Common Stock held in the name of The Sydney J. Rosenberg Trust, an inter vivos trust of which Sydney J. Rosenberg is the sole beneficiary, and may be deemed the beneficial owner of all such shares. The Co-Trustees of the Trust are Martinn H. Mandles, Brad Rosenberg and Bank of America NT&SA, who have certain voting and investment rights with regard to such shares; however, each disclaims beneficial ownership of such shares. Also includes 63,732 shares of Common Stock held by Sydney J. Rosenberg's wife and 32,700 shares held by a family charitable foundation, of which Sydney J. Rosenberg is a director. Sydney J. Rosenberg and The Sydney J. Rosenberg Trust disclaim beneficial ownership of the shares held by his wife and by the family charitable foundation. Also includes 38,000 shares subject to outstanding stock options held by Sydney J. Rosenberg that were exercisable on or within 60 days after February 4, 1998.

(4) Based on information provided to the Company as of February 5, 1998 by GeoCapital Corporation. Does not include 10,000 shares held by their president, as reported to the Company by GeoCapital Corporation.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table indicates, as to each named executive officer, director and nominee, and as to all directors and executive officers as a group, the number of shares and percentage of the Company's Common Stock beneficially owned as of February 4, 1998:

                                                                 NUMBER OF SHARES
                                                             BENEFICIALLY OWNED AS OF
                                                                 FEBRUARY 4, 1998
                                                          ------------------------------
                                                          NUMBER OF
                                                           SHARES             PERCENT(1)
                                                          ---------           ----------
        Jess E. Benton, III.............................    128,561(2)               *
        Maryellen B. Cattani............................     13,200(3)               *
        Linda Chavez....................................        -0-                  *
        John F. Egan....................................    275,637(4)             1.3%
        Luke S. Helms...................................      5,200(5)               *
        Charles T. Horngren.............................     21,000(6)               *
        Henry L. Kotkins, Jr............................      7,000(7)               *
        Martinn H. Mandles..............................  2,448,513(8)            11.8%
        Sydney J. Rosenberg.............................  2,375,696(9)(10)        11.5%
        Theodore Rosenberg..............................  2,407,770(10)(11)       11.6%
        William W. Steele...............................    243,875(12)            1.2%
        William E. Walsh................................     16,200(13)              *
        Executive officers and directors
          as a group (19 persons).......................  6,191,663(14)           29.8%

---------------

  * Less than 1.00%

 (1) Based on a total of 20,744,308 shares of Common Stock outstanding as of February 4, 1998.

 (2) Includes 76,000 shares subject to outstanding stock options held by Jess E Benton, III that were exercisable on or within 60 days after February 4, 1998.

 (3) Includes 8,200 shares subject to outstanding stock options held by Maryellen B. Cattani that were exercisable on or within 60 days after February 4, 1998.

 (4) Includes 167,000 shares subject to outstanding stock options held by John
     F. Egan that were exercisable on or within 60 days after February 4, 1998.

 (5) Includes 4,200 shares subject to outstanding stock options held by Luke S. Helms that were exercisable on or within 60 days after February 4, 1998.

 (6) Includes 14,200 shares subject to outstanding stock options held by Charles
     T. Horngren that were exercisable on or within 60 days after February 4, 1998.

 (7) Includes 5,000 shares subject to outstanding stock options held by Henry L. Kotkins, Jr. that were exercisable on or within 60 days after February 4, 1998.

 (8) Includes 2,231,264 shares of Common Stock held in the name of The Sydney J. Rosenberg Trust, an inter vivos trust, of which Sydney J. Rosenberg is the sole beneficiary, and Sydney J. Rosenberg may be deemed the beneficial owner of all such shares. The Co-Trustees of the trust are Martinn H. Mandles, Brad Rosenberg and Bank of America NT&SA, who have certain voting and investment rights with regard to such shares; however, each disclaims beneficial ownership of such shares. Also includes 50,736 shares of Common Stock held by The Leo L. Schaumer Trust, a testamentary trust of which Mr. Mandles is Co-Trustee with Bank of America NT&SA. Mr. Mandles disclaims beneficial ownership of all such shares. Also includes 108,000 shares subject to outstanding stock options held by Martinn H. Mandles that were exercisable on or within 60 days after February 4, 1998.

 (9) Includes 2,231,264 shares of Common Stock held in the name of The Sydney J. Rosenberg Trust, an inter vivos trust of which Sydney J. Rosenberg is the sole beneficiary, and Sydney J. Rosenberg may be deemed the beneficial owner of all such shares. Also includes 63,732 shares of Common Stock held by Sydney J. Rosenberg's wife, and 32,700 shares held by a family charitable foundation of which Sydney J. Rosenberg is a director. Sydney J. Rosenberg and The Sydney J. Rosenberg Trust disclaim ownership of the shares held by his wife and the family charitable foundation. Also includes 38,000 shares subject to outstanding stock options held by Sydney J. Rosenberg that were exercisable on or within 60 days after February 4, 1998.

(10) The Sydney J. Rosenberg Trust and The Theodore Rosenberg Trust may each be deemed to be a member of a group within the meaning of Section 13(d)(5) of the Securities and Exchange Act of 1934, as amended, and therefore each may be deemed to own an aggregate of 4,783,466 shares of Common Stock or approximately 23.1% of the outstanding Common Stock. Subject to the foregoing, each of them disclaim beneficial ownership of shares held by the other.

(11) Includes 2,368,778 shares of Common Stock held in the name of The Theodore Rosenberg Trust, an inter vivos trust of which Theodore Rosenberg is the sole Trustee and beneficiary. Also includes 30,792 shares of Common Stock held by a family charitable foundation of which Theodore Rosenberg is a director. Theodore Rosenberg and The Theodore Rosenberg Trust disclaim beneficial ownership of the shares held by the family charitable foundation. Also includes 8,200 shares subject to outstanding stock options held by Theodore Rosenberg that were exercisable on or within 60 days after February 4, 1998.

(12) Includes 215,400 shares subject to outstanding stock options held by William W. Steele that were exercisable on or within 60 days after February 4, 1998.

(13) Includes 14,200 shares subject to outstanding stock options held by William
     E. Walsh that were exercisable on or within 60 days after February 4, 1998.

(14) Includes 990,700 shares subject to outstanding stock options held by the Company's executive officers and directors that were exercisable on or within 60 days after February 4, 1998.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the reporting forms and representations of its directors, officers and 10 percent shareholders, the Company believes that during fiscal 1997 all such persons were in compliance with the reporting requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases office space in Los Angeles from several children of Sydney J. Rosenberg and Theodore Rosenberg pursuant to a lease that expires in June 1999. As of December 31, 1997, the aggregate rental payments made under the lease since its inception on July 1, 1979 were $499,776. The current rental payment for the leased property is $2,826 per month, plus an increase of $62 per month on July 1 of each year. Neither Sydney J. Rosenberg nor Theodore Rosenberg directly or indirectly receives any proceeds from the lease.

                            APPOINTMENT OF AUDITORS

     KPMG Peat Marwick LLP, independent certified public accountants, have been selected as the Company's principal accountants for the current year. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     As of the date of this proxy statement, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the Annual Meeting of Stockholders. If other matters properly come before the Annual Meeting, those persons named in the accompanying proxy will vote in accordance with their judgment.

                      1999 ANNUAL MEETING OF STOCKHOLDERS

     Stockholders are entitled to present proposals for action at stockholders' meetings if they comply with the requirements of the proxy rules. In connection with this year's Annual Meeting, no stockholder proposals were presented. Any proposals intended to be presented at the 1999 Annual Meeting must be received at the Company's offices on or before October 20, 1998 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                          By Order of the Board of Directors

                                          /s/ HARRY H. KAHN
                                          Harry H. Kahn, Esq.
                                          Vice President, General Counsel &
                                          Secretary

February 17, 1998

                                     (LOGO)

                                                                                               Please mark [X]
                                                                                                your votes
                                                                                                 as this

The Board of Directors recommends a vote FOR Item 1.

Item 1.  ELECTION OF DIRECTORS
                                                                      WITHHELD
                                                          FOR         FOR ALL
Nominees: Luke S. Helms, Henry L. Kotkins, Jr. and        [ ]         [ ]
          William E. Walsh

WITHHELD FOR: (Write that nominee's name in the space provided below).

___________________________________________            ADDRESS CHANGE: Please mark this box if you have  [ ]
                                                       an address change and indicate such change below.



                                                                         Receipt is hereby acknowledged of the ABM
                                                                    Industries Incorporated Notice of Meeting and Proxy
                                                                                         Statement.



Signature(s)________________________________________________________________________________________ Date_________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


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

PROXY

                          ABM INDUSTRIES INCORPORATED
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 March 17, 1998

         This Proxy is Solicited on Behalf of the Board of Directors of
                          ABM Industries Incorporated

     The undersigned hereby appoints William W. Steele, Martinn H. Mandles and
Harry H. Kahn, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of ABM Industries Incorporated capital stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of ABM Industries Incorporated at The World Trade Club, Ferry
Building, The Embarcadero, San Francisco, California, on Tuesday, March 17,
1998 at 10:00 a.m., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

     Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendation, please sign the reverse side; no boxes need to be checked.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

                                     (CONTINUED AND TO BE SIGNED ON OTHER SIDE.)

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